UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.               )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
TRANSCAT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
PROPOSAL ONE
PROPOSAL TWO
REPORT OF THE AUDIT COMMITTEE
CORPORATE GOVERNANCE
EXECUTIVE OFFICERS
COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECURITY OWNERSHIP OF MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING
OTHER MATTERS

TRANSCAT, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
SEPTEMBER 15, 2009

The annual meeting of shareholders of Transcat, Inc. will be held at our corporate headquarters, which are located at 35 Vantage Point Drive, Rochester, New York 14624, on Tuesday, September 15, 2009, at 12:00 noon, local time, for the following purposes, which are more fully described in the accompanying proxy statement:

•	to elect three directors;

•	to ratify the selection of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending March 27, 2010; and

•	to transact such other business as may properly come before the annual meeting or at any adjournment or postponement thereof.

The board of directors has fixed the close of business on July 20, 2009 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Charles P. Hadeed
President, Chief Executive Officer
and Chief Operating Officer

Rochester, New York
July 24, 2009

TRANSCAT, INC.

PROXY STATEMENT

The enclosed proxy is solicited on behalf of the board of directors of Transcat, Inc., an Ohio corporation, for use at the annual meeting of shareholders to be held on Tuesday, September 15, 2009, at 12:00 noon, local time, or at any adjournment or postponement thereof, for the purposes set forth in this proxy statement and in the accompanying notice of annual meeting of shareholders.

Location of Annual Meeting

The annual meeting will be held at our corporate headquarters, which are located at 35 Vantage Point Drive, Rochester, New York 14624.

Principal Executive Offices

Our principal executive offices are located at 35 Vantage Point Drive, Rochester, New York 14624, and our telephone number is (585) 352-7777.

Mailing Date

These proxy solicitation materials are first being mailed by us on or about July 24, 2009 to all shareholders entitled to vote at the annual meeting.

Record Date and Outstanding Shares

Shareholders of record at the close of business on July 20, 2009, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting. We have one class of shares outstanding, designated common stock, $0.50 par value per share. As of the record date, 7,392,804 shares of our common stock were issued and outstanding.

Solicitation of Proxies

We are making this solicitation of proxies in order to provide all shareholders of record on July 20, 2009 with the opportunity to vote on all matters that properly come before the annual meeting. We will bear all costs related to this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited on our behalf, in person or by telephone or other telecommunication, by our directors, officers and employees, none of whom will receive additional compensation for doing so. In addition, we have retained Regan & Associates, Inc., a professional solicitation firm, which will assist us in delivering these proxy materials and soliciting proxies for a fee of approximately $6,000.

Revocability of Proxies

You may change your vote by revoking your proxy at any time before it is voted at the annual meeting in one of three ways:

•	submit a signed proxy card with a later date;

•	notify our corporate secretary in writing before the annual meeting that you are revoking your proxy; or

•	attend the annual meeting and vote in person.

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must bring to the annual meeting a letter from such broker, bank or other nominee confirming both (1) your beneficial ownership of such shares on July 20, 2009, the record date for the meeting; and (2) that such broker, bank or other nominee is not voting the shares at the meeting.

Voting; Cumulative Voting

Generally, each shareholder is entitled to one vote for each share held as of the record date. With respect to the election of directors, shareholders can cumulate their votes in certain circumstances. Cumulative voting is a system of voting whereby each shareholder receives a number of votes equal to the number of shares that the shareholder holds as of the record date multiplied by the number of directors to be elected. Thus, for example, if you held 100 shares as of the record date, you would be entitled to cast 300 votes (100, the number of shares held, multiplied by three, the number of directors to be elected) for the election of directors. Cumulative voting can be used only for the election of directors and is not permitted for voting on any other proposal.

To employ cumulative voting at the annual meeting, you must notify our president, a vice president or our corporate secretary that you desire that cumulative voting be used at the annual meeting for the election of directors. Such notice must be in writing, and it must be given at least 48 hours before the time fixed for holding the annual meeting. In addition, a formal announcement must be made at the commencement of the annual meeting by our chairman, our corporate secretary or by or on behalf of you, stating that such notice has been given.

When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the annual meeting in accordance with the instructions on such proxies. If no specific instructions are given, shares represented by such proxies will be voted:

•	FOR the election of the three director nominees; and

•	FOR the ratification of the selection of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending March 27, 2010.

Such shares may also be voted by the named proxies for such other business as may properly come before the annual meeting or at any adjournment or postponement thereof.

Quorum

A quorum is required for shareholders to conduct business at the annual meeting. Our code of regulations provides that a quorum will exist at the annual meeting if the holders of a majority of the outstanding shares of our common stock are present, in person or by proxy, at the annual meeting.

Vote Required

The table below shows the vote required to approve each of the proposals described in this proxy statement, assuming the presence of a quorum, in person or by proxy, at the annual meeting.

Proposal Number	Proposal Description	Vote Required

One	Election of three directors	Plurality of the votes duly cast at the annual meeting
Two	Ratification of the selection of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending March 27, 2010	Majority of the votes duly cast at the annual meeting*

*	The selection of BDO Seidman, LLP is being presented to our shareholders for ratification. The audit committee will consider the outcome of this vote when selecting our independent registered public accounting firm for subsequent fiscal years.

Recommendations of our Board of Directors

Our board of directors recommends that shareholders vote their shares FOR the three director nominees and FOR the ratification of the selection of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending March 27, 2010.

Abstentions

Shares that abstain from voting on a proposal to be acted upon at the annual meeting are considered to be present for the purpose of determining whether a quorum exists and thus count towards satisfying the quorum requirement.

Abstentions will have no effect on the election of directors, provided each nominee receives at least one vote; however, abstentions will have the effect of a vote against the proposal to ratify the selection of our independent registered public accounting firm because abstentions are deemed to be present and entitled to vote, but are not counted toward the affirmative vote required to approve such proposal.

Broker Non-Votes

Under the rules governing brokers who have record ownership of shares that they hold in “street name” for their clients (who are the beneficial owners of such shares) brokers have the discretion to vote such shares on routine matters, such as the election of directors and the ratification of the selection of independent registered public accounting firms, but not on matters that may be deemed to be non-routine. A broker non-vote occurs when shares held by a broker for a beneficial owner are not voted on a non-routine matter because the broker has not received voting instructions from the beneficial owner and lacks discretionary authority to vote the shares in the absence of such instructions.

Shares subject to broker non-votes are considered to be present for the purpose of determining whether a quorum exists and thus count towards satisfying the quorum requirement; however, broker non-votes will have no effect on a non-routine proposal that requires a certain percentage of the shares present and voting at the meeting (because they are excluded from the total number of votes cast) or will have the effect of a vote against a non-routine proposal that requires a certain percentage of the outstanding shares (because they are not counted toward the affirmative vote required to approve such proposal).

Because both of the proposals to be acted upon at the annual meeting are considered to be routine matters, there will be no broker non-votes.

Annual Report to Shareholders and Annual Report on Form 10-K

We have enclosed our 2009 annual report to shareholders with this proxy statement. Our annual report on Form 10-K for the fiscal year ended March 28, 2009, as filed with the Securities and Exchange Commission, is included in the 2009 annual report. The 2009 annual report includes our audited consolidated financial statements, along with other information about us, which we encourage you to read.

You can obtain, free of charge, an additional copy of our Form 10-K by:

•	accessing our website, transcat.com, and going to the “Investor Relations” section of the “About Us” menu;

•	writing to us at: Transcat, Inc., 35 Vantage Point Drive, Rochester, New York 14624, Attention: Corporate Secretary; or

•	telephoning us at 585-352-7777.

You can also obtain a copy of our annual report on Form 10-K and all other reports and information that we file with, or furnish to, the Securities and Exchange Commission from the Securities and Exchange Commission’s EDGAR database at sec.gov.

The information contained on our website is not a part of this proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE SHAREHOLDER MEETING TO BE HELD ON SEPTEMBER 15, 2009

As required by rules adopted by the Securities and Exchange Commission, we are making this proxy statement and our 2009 annual report to shareholders available to you on the Internet.

The proxy statement and annual report to security holders are available at viewmaterial.com/trns.

For directions on how to attend the annual meeting and vote in person, see the “Revocability of Proxies” and “Voting; Cumulative Voting” sections on pages 1 and 2.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees Proposed for Election as Directors for a Term Expiring in 2012

Our code of regulations provides for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms. As a result, only a portion of our board of directors is elected each year.

The number of directors is currently fixed at nine. At this year’s annual meeting, shareholders are being asked to elect three directors to hold office for a term expiring in 2012 or until each of their successors is duly elected and qualified. Based on the recommendation of the corporate governance and nominating committee, we have nominated Francis R. Bradley, Alan H. Resnick and Carl E. Sassano for election as directors. All three nominees currently serve on our board, and we recommend their election at the annual meeting.

Unless authority to vote for one or more of the nominees is specifically withheld according to the instructions on your proxy card, proxies will be voted FOR the election of Messrs. Bradley, Resnick and Sassano. The votes represented by such proxies may be cumulated if proper notice is given (see “Voting; Cumulative Voting” on page 2).

We do not contemplate that any of the nominees will be unable to serve as a director, but if that contingency should occur prior to the voting of the proxies, the persons named in the enclosed proxy reserve the right to vote for such substitute nominee or nominees as they, in their discretion, determine. However, proxies in the enclosed form cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

Director
Name and Background	Since

Francis R. Bradley, age 63, retired in 2000 from E.I. DuPont de Nemours & Co., Inc. (global science and technology) following a 32-year career. Mr. Bradley was the founding global business manager of the DuPont Instrumentation Center after having held a variety of business and technical management positions. He managed the DuPont Engineering Test Center and was responsible for corporate materials engineering consulting for several years. After his retirement from DuPont, Mr. Bradley served as an executive associate with Sullivan Engineering Company (engineering and construction) and consulted independently on business and technology matters. He is currently a business and travel consultant in association with Travelbridge, Inc., Scottsdale, Arizona.
2000
Alan H. Resnick, age 65, is president of Janal Capital Management LLC (investment management), a position he has held since August 2004 after a 31-year career at Bausch & Lomb Incorporated. Mr. Resnick served as vice president and treasurer and a member of Bausch & Lomb’s corporate strategy board until his retirement in October 2004. He also served as a member of the advisory board of FM Global, a leading property insurance carrier, until his retirement. Mr. Resnick is treasurer and a member of the board of directors of the Monroe Community College Foundation and serves on boards and committees for several not-for-profit organizations in the greater Rochester, New York area.
2004
Carl E. Sassano, age 59, is our chairman of the board. From April 2007 to May 2008, he served as our executive chairman of the board. Mr. Sassano became our president and chief executive officer in March 2002 and was named chairman of the board in October 2003. In May 2006, he ceased serving as our president when Charles P. Hadeed assumed that position. Mr. Sassano was president and chief operating officer of Bausch & Lomb Incorporated in 1999 and 2000. He also held positions in Bausch & Lomb as president-global vision care (1996-1999), president-contact lens division (1994-1996), group president (1993-1994) and president-Polymer Technology (1983-1992), a subsidiary of Bausch & Lomb. Mr. Sassano is a trustee of Rochester Institute of Technology and Rochester-based public broadcaster WXXI, as well as a member of the board of directors of IEC Electronics Corp.
2000

Directors Whose Terms Do Not Expire at the Annual Meeting

The following table provides certain information with respect to each of our directors whose term in office does not expire at the annual meeting.

	Director	Term
Name and Background	Since	Expires

Charles P. Hadeed, age 59, is our president, chief executive officer and chief operating officer. Mr. Hadeed joined us in April 2002 as our vice president of finance and chief financial officer. He was named chief operating officer in October 2004 and president in May 2006. In April 2007, he was named chief executive officer, succeeding Carl E. Sassano, who was named executive chairman of the board. Prior to joining us, Mr. Hadeed most recently served as vice president-healthcare ventures group with Henry Schein Inc. Prior to that, he served as group vice president-operations at Del Laboratories Inc., and in various executive positions, including vice president-global lens care operations, president-oral care division, vice president-operations-personal products division and vice president/controller-personal products division during his 20 year career at Bausch & Lomb Incorporated. Mr. Hadeed serves on the board of directors of Rehabilitation Enterprises Inc. and DePaul Community Services.
	2007	2010
Richard J. Harrison, age 64, is executive vice president-retail loan administration at Five Star Bank (the successor to the National Bank of Geneva and a wholly-owned subsidiary of Financial Institutions, Inc.), a position he has held since July 2003. From January 2001 through January 2003, he served as executive vice president and chief credit officer of the Savings Bank of the Finger Lakes. Prior to that, he served as an independent financial consultant from January 1999 through January 2000 and held senior executive management positions with United Auto Finance, Inc., American Credit Services, Inc. (a subsidiary of Rochester Community Savings Bank), and Security Trust Company/Security New York State Corporation (now Fleet/Bank of America).
	2004	2011
Nancy D. Hessler, age 63, joined Integrated People Solutions, Boulder, Colorado (strategic human resources consultant) as a vice president in March 2003. Prior to that, she was director of human resources of the wireless internet solutions group of Nortel Networks Corp., Rochester, New York (telecommunications systems) from October 1998 until June 2002. From May 1996 until September 1998, she was group manager of human resources for Rochester Gas and Electric Corporation, Rochester, New York (public utility). From 1991 until May 1996, Ms. Hessler served as human resource manager of the advanced imaging business unit and as manager of sourcing for the general services division of Xerox Corporation. Ms. Hessler serves on the board of directors of Geva Theatre Center.
	1997	2010
Paul D. Moore, age 58, is a senior vice president of M&T Bank Corporation. He currently serves as senior credit officer overseeing all corporate lending activity in the Rochester, Buffalo and Binghamton, New York markets. Additionally, Mr. Moore has credit responsibility for M&T’s automotive dealership customers throughout its Middle Atlantic markets. During his 30-year career at M&T Bank, he has been the commercial banking manager for the Rochester, New York market and has held various commercial loan positions in Buffalo, New York.	2001	2010
Dr. Harvey J. Palmer, age 63, is a professor at and dean of the Kate Gleason College of Engineering at Rochester Institute of Technology, Rochester, New York. Prior to that appointment, he was a professor of chemical engineering at the University of Rochester from 1971 through June 2000, where he also held positions of department chair and associate dean of graduate studies.	1987	2011
John T. Smith, age 62, is our lead director and is chairman and chief executive officer of Brite Computers, Inc. (information technology consulting), which he joined in 1999. Prior to that, from 1997 to 1999, he was the president of JTS Chequeout Solutions, Inc. From 1980 to 1997, Mr. Smith was president of JTS Computer Services, Inc. Mr. Smith serves on the board of directors of the Monroe Community College Foundation and Croop LaFrance Inc.	2002	2011

PROPOSAL TWO

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BDO Seidman, LLP served as our independent registered public accounting firm for the fiscal year ended March 28, 2009.

The audit committee has selected BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending March 27, 2010. This selection is being presented to our shareholders for ratification at the annual meeting. The audit committee will consider the outcome of this vote in its future discussions regarding the selection of our independent registered public accounting firm for subsequent fiscal years.

The board of directors recommends a vote in favor of the proposal to ratify the selection of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending March 27, 2010, and the persons named in the enclosed proxy (unless otherwise instructed therein) will vote such proxies FOR this proposal.

We have been advised by BDO Seidman, LLP that a representative will be present at the annual meeting and will be available to respond to appropriate questions. We intend to give such representative an opportunity to make a statement if he or she should so desire.

Fees Paid to BDO Seidman, LLP

The following table shows the fees for professional services provided by BDO Seidman, LLP during the fiscal year ended March 28, 2009, which we refer to as fiscal year 2009, and the fiscal year ended March 29, 2008, which we refer to as fiscal year 2008.

	Fiscal Year 2009	Fiscal Year 2008

Audit Fees	$195,773	$199,039
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$195,773	$199,039

Audit fees paid to BDO Seidman, LLP during fiscal year 2009 and fiscal year 2008 were for professional services rendered for the audit of our annual consolidated financial statements and reviews of the financial statements included in our Quarterly Reports on Form 10-Q.

Pre-Approval of Fees by Audit Committee

In accordance with applicable laws, rules and regulations, our audit committee charter requires that the audit committee have the sole authority to review in advance and pre-approve all audit and permitted non-audit fees for services provided to us by our independent registered public accounting firm. The audit committee has pre-approved all fees paid to BDO Seidman, LLP.

Policy on Pre-Approval of Retention of Independent Registered Public Accounting Firm

The engagement of BDO Seidman, LLP for non-audit accounting and tax services, if required, is limited to those circumstances where the services are considered integral to the related audit services or where there is another compelling rationale for using the services of BDO Seidman, LLP.

All audit services for which BDO Seidman, LLP was engaged were pre-approved by the audit committee. The audit committee may delegate to one or more designated members of the audit committee the authority to grant required pre-approval of audit and permitted non-audit services. The decision of any member to whom authority is delegated is required to be presented to the full audit committee at its next scheduled meeting.

Independence Analysis by Audit Committee

The audit committee has considered whether the provision of the services described above was compatible with maintaining the independence of BDO Seidman, LLP and determined that the provision of such services was compatible with such firm’s independence. For each of fiscal year 2009 and fiscal year 2008, BDO Seidman, LLP provided no services other than those services described above.

REPORT OF THE AUDIT COMMITTEE1

The audit committee of the board of directors is currently comprised of four members of the board of directors, each of whom the board of directors has determined is independent under the independence standards of the Nasdaq Stock Market and applicable Securities and Exchange Commission rules. The audit committee assists the board of directors in overseeing the company’s accounting and financial reporting processes and financial statement audits. The specific duties and responsibilities of the audit committee are set forth in the audit committee charter, which is available on our website, transcat.com, under the “Investor Relations” section of the “About Us” menu.

The audit committee has:

•	reviewed and discussed the company’s audited consolidated financial statements for fiscal year 2009 with the company’s management and BDO Seidman, LLP;

•	discussed with BDO Seidman, LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•	received and discussed the written disclosures and the letter from BDO Seidman, LLP required by applicable requirements of the Public Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence; and has discussed with BDO Seidman, LLP its independence.

Based on these reviews and discussions with management and BDO Seidman, LLP, and the report of BDO Seidman, LLP, and subject to the limitations on the committee’s role and responsibilities contained in the audit committee charter, the audit committee recommended to the board of directors, and the board of directors approved, that the audited consolidated financial statements for fiscal year 2009 be included in the company’s annual report on Form 10-K for fiscal year 2009 for filing with the Securities and Exchange Commission.

The audit committee selects the company’s independent registered public accounting firm annually and has submitted such selection for fiscal year 2010 for ratification by shareholders at the company’s annual meeting.

Audit Committee:

Richard J. Harrison, Chair
Francis R. Bradley
Paul D. Moore
Harvey J. Palmer

 1 The material in this report is not deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

CORPORATE GOVERNANCE

Board Meetings

The board of directors held five meetings during fiscal year 2009. Each director then in office attended at least 75% of the total of such board meetings and meetings of board committees on which he or she served.

Executive Sessions; Lead Director

Our independent directors met in regularly scheduled executive sessions, without management present, during fiscal year 2009, as required by the listing standards of the Nasdaq Stock Market. The board of directors has determined that all of our directors, other than Mr. Hadeed and Mr. Sassano, are independent pursuant to the independence standards of the Nasdaq Stock Market. The meetings of our independent directors are coordinated by Mr. Smith, who serves as the lead director of our independent directors.

Board Committees

The board of directors has established, among other committees, an audit committee, a corporate governance and nominating committee and a compensation committee. Each committee acts pursuant to a written charter adopted by our board of directors. The current charter for each board committee is available on our website, transcat.com, under the “Investor Relations” section of the “About Us” menu.

Audit Committee

The current members of the audit committee are Mr. Harrison (chair), Mr. Bradley, Mr. Moore and Dr. Palmer. The board has determined that each of Mr. Harrison, Mr. Bradley, Mr. Moore and Dr. Palmer is independent pursuant to the independence standards of the Nasdaq Stock Market and applicable Securities and Exchange Commission rules. The board of directors has determined that each audit committee member has sufficient knowledge in financial and auditing matters to serve on the audit committee. The board of directors has designated Mr. Harrison as an “audit committee financial expert” in accordance with applicable Securities and Exchange Commission rules. The board determined that Mr. Harrison qualifies as an “audit committee financial expert” by virtue of his more than 31-year career in banking and finance. The board of directors has determined that Mr. Moore would also qualify as an “audit committee financial expert” by virtue of his 30-year career in banking and corporate lending.

The audit committee serves as an independent and objective party to monitor our financial reporting process and internal control system; retains, pre-approves audit and permitted non-audit services to be performed by, and directly consults with, our independent registered public accounting firm; reviews and appraises the services of our independent registered public accounting firm; and provides an open avenue of communication among our independent registered public accounting firm, financial and senior management and our board of directors. Our audit committee charter more specifically sets forth the duties and responsibilities of the audit committee.

The audit committee is also responsible for preparing the committee’s report that Securities and Exchange Commission rules require be included in our annual proxy statement, and performing such other tasks that are consistent with its charter.

The audit committee held four meetings during fiscal year 2009. The audit committee’s report relating to fiscal year 2009 appears on page 8.

Corporate Governance and Nominating Committee

The current members of the corporate governance and nominating committee are Mr. Smith (chair) and Mr. Resnick. The board has determined that each of Mr. Smith and Mr. Resnick is independent pursuant to the independence standards of the Nasdaq Stock Market.

The corporate governance and nominating committee is charged with identifying candidates, consistent with criteria approved by the committee, qualified to become directors and recommending that the board of directors nominate such qualified candidates for election as directors. The committee is also responsible for reviewing our code of regulations, shaping corporate governance, overseeing the evaluation of the board of directors, board committees and management, and performing such tasks that are consistent with the corporate governance and nominating committee charter.

The process followed by the corporate governance and nominating committee to identify and evaluate candidates includes requests to board members, the chief executive officer and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and their qualifications, and interviews of selected candidates.

The corporate governance and nominating committee also considers and establishes procedures regarding shareholder recommendations for nomination to the board. Such recommendations for nomination, together with relevant biographical information, should be sent to the following address: Transcat, Inc., 35 Vantage Point Drive, Rochester, New York 14624, Attention: Corporate Secretary. The qualifications of recommended candidates will be reviewed by the corporate governance and nominating committee.

In evaluating the suitability of candidates (other than our executive officers) to serve on the board of directors, including shareholder nominees, the corporate governance and nominating committee seeks candidates who are independent pursuant to the independence standards of the Nasdaq Stock Market and meet certain selection criteria established by the corporate governance and nominating committee from time to time. The corporate governance and nominating committee also considers an individual’s skills; character and professional ethics; judgment; leadership experience; business experience and acumen; familiarity with relevant industry issues; national and international experience; and other relevant criteria that may contribute to our success. This evaluation is performed in light of the skill set and other characteristics that complement those of the current directors, including the diversity, maturity, skills and experience of the board as a whole.

The corporate governance and nominating committee held one meeting during fiscal year 2009.

Compensation Committee

The current members of the compensation committee are Mr. Resnick (chair), Ms. Hessler, Dr. Palmer and Mr. Smith. The board has determined that each of Mr. Resnick, Ms. Hessler, Dr. Palmer and Mr. Smith is independent pursuant to the independence standards of the Nasdaq Stock Market.

The compensation committee is responsible for establishing and implementing compensation programs for our executives and directors that further the intent and purpose of our fundamental compensation philosophy and objectives. In addition, the compensation committee is responsible for reviewing and discussing with management the Compensation Discussion and Analysis that Securities and Exchange Commission rules require be included in our annual proxy statement, preparing the committee’s report that Securities and Exchange Commission rules require be included in our annual proxy statement, and performing such other tasks that are consistent with the compensation committee charter.

The compensation committee held three meetings during fiscal year 2009. The compensation committee’s report relating to fiscal year 2009 appears on page 20.

For more information on executive and director compensation, and the role of the compensation committee, see “Compensation Discussion and Analysis” beginning on page 13.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2009, no member of our compensation committee: (1) was an officer or employee of ours or any of our subsidiaries; (2) was formerly an officer of ours or any of our subsidiaries; or (3) had any relationship requiring disclosure in this proxy statement pursuant to Securities and Exchange Commission rules.

In addition, none of our executive officers served: (1) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation committee; (2) as a director of another entity, one of whose executive officers served on our compensation committee; or (3) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our board of directors.

Shareholder Communications

Shareholders may send correspondence by mail to the full board of directors or to individual directors. Shareholders should address such correspondence to the board of directors or the relevant board members in care of: Transcat, Inc., 35 Vantage Point Drive, Rochester, New York 14624, Attention: Corporate Secretary.

All shareholder correspondence will be compiled by our corporate secretary and forwarded as appropriate. In general, correspondence relating to corporate governance issues, long-term corporate strategy or similar substantive matters will be forwarded to the board of directors, the individual director, one of the aforementioned committees of the board, or a committee member for review. Correspondence relating to the ordinary course of business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications are usually more appropriately addressed by our officers or their designees and will be forwarded to such persons accordingly.

Director Attendance at Annual Meetings

Our policy is that all directors, absent special circumstances, should attend our annual shareholder meetings. All of our directors attended the annual meeting of shareholders that was held on August 19, 2008.

Code of Ethics

We have a code of business conduct and ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. You can find our code of business conduct and ethics on our website, transcat.com, under the “Investor Relations” section of the “About Us” menu. We will provide a printed copy of our code of business conduct and ethics, without charge, to any shareholder who requests it by contacting our corporate secretary at 35 Vantage Point Drive, Rochester, New York 14624.

We intend to post any amendments to or waivers from our code of business conduct and ethics on our website.

EXECUTIVE OFFICERS

We are currently served by eight executive officers:

Charles P. Hadeed, age 59, is our president, chief executive officer and chief operating officer. For more information about Mr. Hadeed, see “Directors Whose Terms Do Not Expire at the Annual Meeting” on page 5.

John J. Zimmer, age 51, is our vice president of finance and chief financial officer. A certified public accountant, Mr. Zimmer served as executive vice president and chief financial officer of E-chx, Inc., a payroll outsourcing company, prior to joining us in June 2006. Prior to joining E-chx, Inc. in October 2003, he was a principal with the public accounting firm of DeJoy, Knauf & Blood, LLP. Prior to that, Mr. Zimmer served for four years as vice president-finance and treasurer of Choice One Communications Inc. Prior to joining Choice One, Mr. Zimmer was employed for seven years by ACC Corp., during which time he served as controller, then vice president-finance and later vice president and treasurer.

John A. De Voldre, age 61, is our vice president of human resources, a position he has held for more than 20 years, and has been employed by us since 1971, serving in a number of different capacities during his tenure. Mr. De Voldre has worked in a human resources capacity for more than 25 years.

Lori L. Drescher, age 49, is our vice president of business process improvement and training, a position she has held since January 2008. From October 2006 through December 2007, she served as our senior director of inside sales and customer service. Prior to joining us in October 2006 and from 2000, Ms. Drescher was president of Great-Co Learning Center, a management consulting firm that she established.

David D. Goodhead, age 62, is our vice president of wind energy. Mr. Goodhead joined us when we acquired Westcon, Inc., a test and measurement instruments distributor and calibration services provider based in Portland, Oregon, in August 2008. Prior to this and from April 1974, Mr. Goodhead served as president of Westcon.

John P. Hennessy, age 61, is our vice president of sales. Prior to joining us in January 2008 and from June 1997, Mr. Hennessey served as vice president of marketing and sales at Sunstar Americas, Inc. (oral health care products). Prior to that, Mr. Hennessy served for more than 15 years in executive-level sales and marketing positions, including general manager, vice president and director-level positions, at Bausch & Lomb Incorporated and Johnson & Johnson.

Rainer Stellrecht, age 59 , is our vice president of laboratory operations and has served in this position since July 2007. Mr. Stellrecht, who joined us in 1977, has served in a number of positions with us during that time including senior director of laboratory operations and technical director.

Jay F. Woychick, age 52, is our vice president of marketing and has served in this position since September 2000. Prior to joining us, Mr. Woychick was employed for 13 years by Polymer Technology, a subsidiary of Bausch & Lomb Incorporated, most recently serving as director of marketing and sales for the RGP Group.

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS

Named Executive Officers

This proxy statement contains information about the compensation paid to our named executive officers during fiscal year 2009. For fiscal year 2009, in accordance with the rules and regulations of the Securities and Exchange Commission, we determined that the following officers were our named executive officers for purposes of this proxy statement:

•	Charles P. Hadeed, who held the titles of president, chief executive officer and chief operating officer during fiscal year 2009;

•	John J. Zimmer, who held the titles of vice president of finance and chief financial officer during fiscal year 2009;

•	John P. Hennessy; who held the title of vice president of sales during fiscal year 2009;

•	Jay F. Woychick, who held the title of vice president of marketing during fiscal year 2009; and

•	Rainer Stellrecht, who held the title of vice president of laboratory operations during fiscal year 2009.

Compensation Discussion and Analysis

The following discussion analyzes our compensation policies and decisions for our named executive officers. The focus of the discussion is on fiscal year 2009. However, when relevant, the discussion covers actions regarding compensation for our named executive officers that were taken after the conclusion of fiscal year 2009.

Compensation Philosophy and Objectives

Our compensation program is designed to attract, motivate and retain a highly-qualified and effective senior management team. We believe that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic company goals, which align the interests of each of our named executive officers with those of our shareholders. Executive compensation programs impact all employees by setting general levels of compensation and helping to create an environment of goals, rewards and expectations.

The objectives of our compensation program for our executive officers, including our named executive officers, are to motivate them to achieve our business objectives, to reward them for achievement, to foster teamwork, to support our core values and to contribute to our long-term success. Our compensation policies for our named executive officers are designed to link pay to both performance, taking into account the level of difficulty associated with each executive officer’s responsibilities, and shareholder returns over the long term. We also seek to ensure that the compensation provided to our named executive officers remains competitive with the compensation paid to similarly-situated executives in comparable positions at publicly-traded companies of comparable size.

The key components of our compensation program have historically been base salary, performance incentive cash bonuses (the amount of which is dependent on both company and individual performance), stock options and restricted stock awards. We seek to ensure that total executive compensation corresponds to both corporate performance and the creation of shareholder value by placing our principal emphasis on variable, performance-based incentives through a combination of annual non-equity incentive awards (i.e., incentive cash bonuses) and long-term performance-based equity awards.

Role of the Compensation Committee

The compensation committee of the board of directors is responsible for establishing, implementing and monitoring adherence to our compensation philosophy and objectives. The compensation committee ensures that the total compensation paid to our named executive officers is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to our named executive officers are similar to those provided to our other executive officers.

Setting Executive Compensation, including the Role of Outside Consultants

Our compensation package for our named executive officers is designed to motivate them to achieve our business goals and to reward them for achieving such goals. Annually, the compensation committee reviews the total compensation payable to our named executive officers. The compensation committee reviews various reports and survey information as input to assess the cash compensation elements of annual base salary and annual non-equity incentive awards as well as long-term equity compensation. The compensation committee’s review considers a number of factors, including:

•	each named executive officer’s role, responsibilities and performance during the year;

•	the compensation paid to officers in comparable positions at publicly-traded companies of comparable size;

•	overall corporate performance as measured against our annual corporate goals;

•	the overall demands associated with the responsibilities of each named executive officer; and

•	the contribution made by each named executive officer as a member of our senior management team.

The compensation committee assesses the market competitiveness of the compensation paid to our named executive officers by using a number of sources.

As outlined in the compensation committee charter, the committee has the authority to retain consultants and advisors, at our expense, to assist in the discharge of the committee’s duties.

The compensation committee has engaged the services of First Niagara Benefits Consulting, a Rochester-based compensation consulting firm, to conduct biennial reviews of our total compensation program for our named executive officers. In preparation for these reviews, we define the roles and responsibilities of our named executive officers to ensure appropriate comparisons are made and accurate data is compiled. For example, our chief financial officer’s responsibilities are broader than the typical responsibilities of chief financial officers at other companies of comparable size.

During fiscal year 2008, First Niagara Benefits Consulting performed an analysis based on this information and provided the compensation committee with relevant survey and market data and alternatives to consider when making compensation decisions for our named executive officers. First Niagara Benefits Consulting advised us on overall compensation strategy and incentive plan design. They did not provide advice on the compensation of individual named executive officers.

In making compensation decisions, it is difficult to obtain direct comparisons of our competitors as they are typically privately-held companies or divisions of larger public corporations. To ensure we are competitive, the compensation committee generally evaluates and compares named executive officer compensation to similarly-situated executives of publicly-traded companies of comparable size.

The compensation committee also compares each element of total compensation against a group of publicly-traded companies of comparable size located in upstate New York with which the compensation committee believes we may compete for talent. This comparison group is currently comprised of Graham Corporation, IEC Electronics Corp., Performance Technologies, Incorporated and Ultralife Corporation. In addition, First Niagara Benefits Consulting identified a specific group of public companies engaged in business operations similar to ours, which included Universal Power Group (UPG), Tessco Technologies (TESS), Infosonics (IFON) and Industrial Distribution Group (IDGR). The compensation committee uses the compensation data compiled from these companies in an effort to assess the results of our compensation objective to pay our named executive officers on a competitive basis with this group of comparable companies.

A significant percentage of total compensation for our named executive officers is placed at-risk through annual and long-term incentives. There are established guidelines and targets regarding the allocation between cash (short term) and equity (long-term) incentive compensation, which is contingent and variable, based on company results and individual performance. The compensation committee also reviews and considers the information provided by First Niagara Benefits Consulting as one of the factors in determining the level and mix of incentive compensation.

Role of Named Executive Officers in Compensation Decisions

The chairman of the board and the compensation committee annually evaluate the chief executive officer’s performance and determine any changes to his overall compensation, including an increase, if appropriate, to his base salary.

On May 5, 2008, the compensation committee conducted the annual performance evaluation and determined the compensation for the chief executive officer for fiscal year 2009. Thereafter, the chairman of the board and the chair of the compensation committee delivered the performance evaluation to the chief executive officer. During the course of the committee’s deliberations regarding the chief executive officer’s compensation, the chief executive officer was not present.

The chief executive officer annually reviews the performance of each member of the senior management team (other than his own individual performance, which is evaluated by the chairman of the board and the compensation committee). The chief executive officer provides the compensation committee with a review of performance evaluations and compensation, including base salary increases, as appropriate, for each member of the senior management team.

Compensation Components

For fiscal year 2009, the principal components of compensation for our named executive officers were: (1) base salary; (2) performance-based non-equity incentive compensation; (3) long-term equity incentive compensation; (4) retirement benefits; and (5) perquisites and other personal benefits. Each of these components is described separately below.

We utilize these components because we believe they provide an appropriate balance between fixed compensation (salary) and at-risk compensation, which creates short-term and long-term performance incentives that serve an important retention and motivational function. By following this approach, we provide our named executive officers with a measure of security that they will receive a minimum expected level of compensation, while simultaneously motivating them to focus on business metrics that should result in a high level of short-term and long-term performance by the company. The mix of metrics used for our performance incentive plan and our 2003 Incentive Plan likewise provides a balance between short-term financial performance and long-term financial and stock performance. We believe that maintaining this compensation mix engenders a pay-for-performance mentality in our executives and is consistent with our stated compensation philosophy of providing compensation commensurate with performance.

Base Salary

We provide our named executive officers and our other executive officers with a base salary to compensate them, in part, for services rendered during the fiscal year. Base salaries for named executive officers are determined for each person based on qualifications, experience, position, scope of responsibilities and market and survey data. Performance-based merit salary adjustments are generally effective on the officer’s anniversary date of hire or promotion. Individual performance during the prior year as well as survey data is considered when determining the base salary for our named executive officers. Base salaries are designed so that salary opportunities for a given position will generally be the average of the base salary of similar executives at comparably-sized companies. Variations from this standard can occur when circumstances warrant it, such as the experience level of a candidate, the particular circumstances within a market or level of responsibility within the executive’s position. These objectives are intended to recognize the compensation committee’s expectation that, over the long term, we will continue to increase shareholder value.

During its annual review of base salaries, the compensation committee primarily considers:

•	Market data provided by our outside consultant;

•	Comparisons to publicly-traded companies of comparable size, a group of publicly-traded companies of comparable size located in upstate New York, and a specific group of publicly-traded companies engaged in business operations similar to ours;

•	Internal reviews of compensation, both individually and relative to other officers; and

•	Individual performance.

We typically consider base salary levels annually as part of our performance review process as well as upon a promotion or other significant change in job responsibility. Annual performance-based merit increases, if any, to the base salaries of named executive officers (other than the chief executive officer) are determined by the chief executive officer and are generally consistent on a percentage basis with increases given to other non-officer employees.

On May 5, 2008, the compensation committee approved a $20,000 increase in Mr. Hadeed’s salary to $285,000, which was ratified by the full board of directors.

Performance-Based Incentive Plans

The Transcat, Inc. 2003 Incentive Plan, as amended, which was approved by our shareholders, gives us the flexibility to design equity-based incentive compensation programs to promote achievement of corporate goals by key employees, encourage the growth of shareholder value and allow key employees to participate in our long-term growth and profitability.

We maintain a performance incentive plan, which is an annual cash incentive program designed to compensate key management members, as well as our named executive officers, based on their contributions to the achievement of specified corporate level fiscal year financial objectives as well as achievement of individual performance goals. Incentive cash bonuses are based on a pre-determined percentage of an eligible participant’s base salary earned during the fiscal year. Payment of incentive cash bonuses is expressly linked to successful achievement of the specified pre-established corporate goals, which the board of directors annually approves, and, for all participants except the chief executive officer, individual performance goals, which are determined by the chief executive officer.

In addition to the corporate level and individual performance goals, the performance incentive plan also provides guidelines for the calculation of annual incentive-based compensation, subject to compensation committee oversight and modification. On May 5, 2008, the compensation committee approved the performance incentive plan for fiscal year 2009. At the meeting, the chief executive officer presented the compensation committee with a list of employees eligible to participate in the performance incentive plan for that year. On May 6, 2008, the board approved the fiscal year 2009 corporate objectives.

The performance incentive plan includes various incentive levels based on a participant’s position within the company, accountability and impact on company operations, with target award opportunities that are established as a percentage of base salary earned during the fiscal year. For fiscal year 2009, the targets varied from 55% of base salary earned for the chief executive officer to 10% for certain participating key employees. As described below, the corporate level financial objectives are separated into five performance levels. Performance incentive awards can range from a minimum of 0% to a maximum of 150% of the targeted award depending on the level of performance achieved.

For fiscal year 2009, Mr. Hadeed’s performance incentive cash bonus was based only on corporate financial results as measured against specific pre-determined corporate financial objectives. For performance incentive plan awards for fiscal year 2009, Mr. Hadeed was to be compensated on the following corporate financial objectives: operating income, product sales and service revenue, of which each component accounted for 50%, 15% and 35%, respectively. Because we did not achieve the minimum corporate financial objectives for fiscal year 2009, Mr. Hadeed did not receive a cash bonus under this plan. All other performance incentive plan participants were evaluated 50% on the achievement of corporate financial objectives and 50% on individual performance as measured against approved objectives. An individual must achieve at least the minimum performance level against individual performance objectives to be eligible for any portion of the performance incentive cash bonus.

Generally, the target level for earnings and revenue are set in alignment with our annual objectives with regard to our strategic plan and corporate performance. Payment of a portion of the awards under the performance incentive plan is based upon the achievement of such objectives for the current year. With respect to the corporate performance portion of the payment award, participants in the performance incentive plan receive:

•	No payment for the corporate financial objective portion of the performance incentive plan award unless we achieve the minimum corporate performance level.

•	A pro rata payment, less than 100% of the target award opportunity, for the corporate financial objective portion of the performance incentive plan award if we achieve or exceed the minimum corporate performance level but do not achieve the target corporate performance level.

•	A payment of 100% of the target award opportunity for the corporate financial objective portion of the performance incentive plan award if we achieve the target corporate performance level.

•	A pro rata payment of at least 100% but less than 150% of the target award opportunity for the corporate financial objective portion of the performance incentive plan award if we exceed the target corporate performance level but do not achieve the maximum corporate performance level.

•	A payment of 150% of the target award opportunity for the corporate financial objective portion of the performance incentive plan award if we achieve or exceed the maximum corporate performance level.

Upon completion of the fiscal year, the chief executive officer and chief financial officer review our performance against each pre-established corporate financial objective of the performance incentive plan comparing the fiscal year results to the pre-determined minimum, target and maximum levels for each objective, and an overall percentage for the corporate financial objectives is calculated. The results of our financial performance are provided to and reviewed by the board.

With respect to the individual performance portion of the payment award, the chief executive officer evaluates each officer’s accomplishments relative to their individual objectives, calculates a performance rating and provides summaries of performance and the award amount to the compensation committee based on the performance incentive plan previously approved by the committee.

The target non-equity incentive cash award amount as a percentage of base salary for Mr. Hadeed, Mr. Zimmer, Mr. Hennessy, Mr. Woychick and Mr. Stellrecht for fiscal year 2009 was 55%, 45%, 45%, 45% and 45% respectively.

In spite of the unprecedented economic downturn, we made no adjustment to our performance incentive plan and no performance incentive for fiscal year 2009 for corporate financial objectives was accrued or paid.

For fiscal year 2009, Mr. Hadeed received no payment, Mr. Zimmer received $24,190, Mr. Hennessy received $7,707, Mr. Woychick received $10,054 and Mr. Stellrecht received $8,773 as their respective payments under the performance incentive plan. Although these incentive awards were earned in fiscal year 2009, they were paid on May 21, 2009. The amounts earned are reflected in the “Non-Equity Incentive Plan Compensation” column of the 2009 Summary Compensation Table on page 21.

Long-Term Equity Incentive Compensation

Long-term incentive compensation has historically been equity-based and is designed to align the interests of our named executive officers and other key employees to focus on our long-term performance. Long-term incentive compensation also provides an opportunity for our named executive officers and certain designated key employees to increase their ownership in us through stock options and restricted stock awards, which align the interests of the recipients with the interests of our shareholders, as well as providing an employee-retention benefit.

The compensation committee annually evaluates the use of equity-based awards and intends to continue to use this type of award as an integral component of our overall executive compensation program. This evaluation also includes evaluating the mix and purpose of stock options, restricted stock and other equity-based awards. As with the other elements of total compensation, the long-term equity compensation levels of comparable companies are considered when determining appropriate long-term equity compensation levels for our named executive officers.

Past equity awards under the 2003 Incentive Plan have included stock options and restricted stock. Although we do not have an established policy regarding grants of stock option and restricted stock awards to named executive officers and other key employees, we have typically made such awards on an annual basis.

On May 5, 2008, the compensation committee approved the use of performance-based restricted stock awards in place of stock options as a primary component of executive compensation.

In lieu of stock options and time-based restricted stock, the compensation committee approved performance-based restricted stock awards to executive officers, including the named executive officers as follows: Mr. Hadeed — 20,000 shares, Mr. Zimmer — 6,000 shares, Mr. Hennessy — 1,500, Mr. Woychick — 5,250 shares and Mr. Stellrecht — 4,406 shares. The performance-based restricted stock awards will vest after three years subject to our achieving specific cumulative fully-diluted earnings per share objectives, which we refer to as EPS, over the eligible three-year period ending in fiscal year 2011. At such time, the holders of restricted stock will receive the following percentage of their restricted stock award if we meet certain pre-determined EPS thresholds:

•	Maximum cumulative EPS — 125%

•	Target cumulative EPS — 100%

•	Midpoint cumulative EPS — 75%

•	Minimum cumulative EPS — 50%

Performance at the minimum, midpoint and target levels must be achieved to earn that award level. Awards will be pro-rated in the event performance is above the target level but less than the maximum. Failure to achieve the minimum earnings per share will result in no shares awarded. For fiscal year 2009, compensation expense related to these awards was based on the achievement of the minimum cumulative EPS due to the effect of the global recession on fiscal year 2009 financial results and expectations for the fiscal year ending March 27, 2010.

In addition to granting long-term equity incentive awards to our named executive officers, our chief executive officer may recommend to the compensation committee that an equity-based award be granted to newly-hired or promoted executives at any compensation committee meeting. At the compensation committee meeting held on May 5, 2008, Mr. Hennessy, a newly-hired executive, was granted a stock option to purchase 13,110 shares and Mr. Stellrecht was granted a stock option to purchase 4,370 shares in connection with his promotion to vice president of laboratory operations.

The outstanding equity awards held by our named executive officers are presented in the table entitled Outstanding Equity Awards at March 28, 2009 on page 23.

Retirement Benefits

We have established certain retirement benefits for our employees, including our named executive officers, which we and the compensation committee believe are consistent with our goals of enhancing long-term performance by our employees. The costs of retirement benefits described below for our named executive officers are included in the “All Other Compensation” column of the 2009 Summary Compensation Table on page 21.

The Long Term Savings and Deferred Profit Sharing Plan.  The Long Term Savings and Deferred Profit Sharing Plan is a tax-qualified defined contribution plan pursuant to which all U.S.-based employees, including the named executive officers, are eligible to participate if they meet certain qualifications. All employees are able to contribute the lesser of 100% of their annual salary or the limit prescribed by the Internal Revenue Service to the plan on a before-tax basis. Through February 2009, we matched 50% of the first 6% of pay that employees contributed to the plan. We suspended the company match in March 2009. All participant contributions to the plan are fully-vested immediately, and all company matching contributions vest 33.3% per each year of qualifying service. The plan contains a discretionary deferred profit sharing component that was not utilized for fiscal year 2009.

Non-Qualified Deferred Compensation.  We do not have any non-qualified defined contribution or other deferred compensation plans.

Post-Retirement Plans.  All employees in the U.S. are eligible under certain conditions to participate in the post-retirement health benefit plan. In addition, officers and former officers, including our named executive officers, are eligible to participate in dental and long-term care plans.

The post-retirement health benefit plan for officers is a group health plan that provides benefits to eligible retired officers and their spouses. There are three kinds of benefits provided under the plan: (1) long-term care insurance coverage; (2) medical and dental insurance coverage; and (3) medical and dental premium reimbursement benefits. Officers who retire from active employment with us on or after December 23, 2006 at age 55 or older with five or more years of continuous service and who do not work in any full-time employment (30 hours or more per week) after retirement are eligible to participate in the plan. For purposes of eligibility to participate in the plan, an individual is considered an officer if the individual has the title of vice president or higher or is the corporate controller.

Eligibility for medical and dental coverage and for long-term care coverage is also subject to the eligibility provisions contained in the subscriber contracts and coverage certificates through which benefits are provided.

Perquisites and Other Personal Benefits

We provide our named executive officers with perquisites and other personal benefits that both we and the compensation committee believe are reasonable and consistent with our overall compensation objectives and that better enable us to attract and retain superior employees for key positions. The compensation committee periodically reviews the levels of perquisites and other personal benefits provided to our named executive officers. The costs for the personal benefits described below for our named executive officers are included in the “All Other Compensation” column of the 2009 Summary Compensation Table on page 21.

Automobile Allowance.  Currently, eight officers, including all of our named executive officers, are provided a monthly automobile allowance.

Long-Term Care Insurance Coverage.  We provide long-term care insurance coverage for all officers who reach age 55 and have five years of qualifying service with us. An actively employed eligible officer may enroll the officer’s spouse in long-term care insurance coverage on the date the officer is first eligible for coverage.

The long-term care insurance coverage benefit under this plan consists of our payment of the premium for the long-term care insurance coverage. Our payment for coverage continues through the end of the ten-year period measured from the commencement of long-term care insurance coverage. The long-term care insurance coverage is provided under individual insurance policies owned by the officer and eligible spouse. Eligibility for coverage under a policy is subject to the discretion of the insurance carrier through which coverage is provided and we do not guarantee that any officer or eligible spouse will qualify for coverage. Currently, Mr. Hadeed and Mr. Stellrecht are the only named executive officers who qualify to participate in this plan.

Club Membership Allowance.  Membership dues were reimbursed to Mr. Hadeed on a 100% basis.

Subsequent Actions

On April 6, 2009, Mr. Hadeed advised the compensation committee that he would voluntarily forego any immediate increase to his base salary that the committee was considering. The compensation committee agreed and did not approve an increase to Mr. Hadeed’s current base salary.

In addition, on April 6, 2009, the compensation committee approved performance-based restricted stock awards to senior executives, including the named executive officers as follows: Mr. Hadeed — 33,506 shares, Mr. Zimmer — 6,485 shares, Mr. Hennessy — 4,798 shares, Mr. Woychick — 7,566 shares and Mr. Stellrecht — 7,144 shares. The performance-based restricted stock awards will vest after three years subject to our achieving specific cumulative fully-diluted earnings per share objectives over the eligible three-year period ending in fiscal year 2012 as described above under “Long-Term Equity Incentive Compensation.”

In granting the above awards, the compensation committee took into account two factors: (1) the impact of the global recession on our results and the effects of the award on each named executive officer’s overall compensation for fiscal year 2009; and (2) each named executive officer’s progress towards achieving the stock ownership objectives described below. Awards were increased based on the impact of the recession and certain awards were decreased based on the lack of progress towards achieving stock ownership objectives.

Stock Ownership Objectives

On May 5, 2008, the compensation committee approved stock ownership objectives for our executive officers and our board of directors. The compensation committee and the board of directors believe that stock ownership objectives are important to align the economic interests of our executive officers and our board with those of our shareholders. We expect our executive officers to achieve the specified ownership objective within five years of being named to an executive position and to make regular progress towards achieving the objective. The compensation committee has approved a potential reduction in cash incentive awards under our performance incentive plan, should the stock ownership progress towards the achievement of those objectives not be evident.

The stock ownership objective for our chief executive officer is an aggregate share value owned in an amount not less than 2.5 times his base salary and is generally 1.5 times the base salary for other senior executives.

The stock ownership objective for board members is 2.5 times their annual cash retainer.

Recoupment Policy for Incentive Compensation

Recently, our compensation committee recommended, and our board of directors approved and adopted, a recoupment policy covering incentive compensation payments to any of our employees, including our named executive officers. The recoupment policy provides that, in appropriate circumstances, the board of directors will require reimbursement of any annual or long-term incentive payment to an employee where all of the following occur: (1) the payment was based in whole or in part on achieving certain financial results that were subsequently the subject of a restatement of our consolidated financial statements; (2) the board of directors determines that the employee engaged in intentional misconduct or fraud that caused or substantially contributed to the need for the financial statement restatement; and (3) no payment or a lower payment would have been made to the employee based on the restated financial results.

Taxation and Accounting Compensation Consideration

The Impact of Deductibility of Compensation.  Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 on the amount of compensation to certain officers that we may deduct as a business expense in any tax year unless, among other things, the compensation is performance-based and has been approved by shareholders. To qualify as performance-based compensation, the amount of compensation must depend on such officer’s performance against pre-determined performance goals established by a committee that consists solely of at least two “outside” directors who have never been employed by us or our subsidiaries. All members of the compensation committee qualify as outside directors under this definition.

Awards of stock options and restricted stock granted under our 2003 Incentive Plan constitute qualified performance-based compensation eligible for this exception. The compensation committee considers the applicability of Section 162(m) to our ongoing compensation arrangements, but believes it is appropriate to retain the flexibility to authorize payments of compensation that may not qualify for deductibility under Section 162(m) if, in the compensation committee’s judgment, it is in our best interest to do so.

Nonqualified Deferred Compensation.  The American Jobs Creation Act of 2004 changed the tax rules applicable to nonqualified deferred compensation arrangements by adding Section 409A to the Internal Revenue Code. Since we do not typically provide deferred compensation to our executive officers, Section 409A does not impact the structure of our executive officer compensation programs.

Accounting for Stock-Based-Compensation.  The compensation committee also considers the accounting and cash flow implications of executive compensation. In our financial statements, we record salaries and performance-based compensation incentives as expenses in the amount paid, or to be paid, to the executive officers. Accounting regulations also require us to record an expense in our financial statements for equity awards, even though equity awards are not paid as cash to employees. The accounting expense of equity awards to employees is calculated in accordance with SFAS 123R. However, the compensation committee deems that the advantages of equity compensation, as discussed elsewhere in this Compensation Discussion and Analysis, counterbalances the non-cash accounting expense associated with such equity compensation.

Compensation Committee Report2

The compensation committee, which is comprised entirely of independent directors, has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement in accordance with Item 402(b) of Regulation S-K, as promulgated by the Securities and Exchange Commission. Based on such review and discussion, the committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee:

Alan H. Resnick, Chair
Nancy D. Hessler
Harvey J. Palmer
John T. Smith

 2 The material in this report is not “soliciting material,” is not deemed to be filed with the Securities and Exchange Commission and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

2009 Summary Compensation Table

The table below presents information regarding the compensation of our named executive officers for services rendered to us in all capacities during fiscal year 2009, fiscal year 2008 and fiscal year 2007 (our fiscal year ended March 31, 2007).

					Non-Equity
			Stock	Option	Incentive Plan	All Other
		Salary	Awards	Awards	Compensation	Compensation
Name and Principal Position	Year	(1)	(2)(3)(4)	(3)(4)	(5)	(6)	Total

Charles P. Hadeed	2009	$282,308	$18,750	$192,746	$—	$39,897	$533,701
President, Chief Executive	2008	269,135	44,800	169,450	95,054	76,804	655,243
Officer and Chief Operating Officer	2007	240,769	13,193	6,369	91,974	49,894	402,199
John J. Zimmer	2009	170,519	5,625	52,519	24,190	25,397	278,250
Vice President of Finance and	2008	165,288	26,163	39,635	55,504	42,662	329,252
Chief Financial Officer	2007	125,192	—	9,244	44,618	19,410	198,464
Jay F. Woychick	2009	159,489	4,922	32,792	10,054	27,104	234,361
Vice President of Marketing	2008	157,553	19,123	22,121	48,449	40,709	287,955
	2007	153,154	7,258	3,142	39,422	32,639	235,615
John P. Hennessy	2009	171,385	1,406	20,005	7,707	24,866	225,369
Vice President of Sales
Rainer Stellrecht	2009	138,885	4,131	27,970	8,773	34,094	213,853
Vice President of Laboratory Operations	2008	125,218	818	21,273	36,708	30,546	214,563

(1)	The amounts shown include cash compensation earned and paid during fiscal year 2009.

(2)	Restricted stock awards were granted to our named executive officers on May 5, 2008. These restricted stock awards are performance-based and will vest after three years subject to our achieving specific cumulative fully-diluted EPS objectives over the three-year period ending in fiscal year 2011. At such time, the holders of the restricted stock will receive the percentage of their restricted stock award that corresponds to the level of cumulative EPS achieved. For more information on performance-based restricted stock awards, see “Long-Term Equity Incentive Compensation” in the Compensation Discussion and Analysis on page 17.

(3)	These amounts do not reflect the actual value realized by the recipient. The dollar values of restricted stock and stock option awards shown in these columns are equal to the corresponding compensation cost recognized for financial statement purposes in accordance with Statement of Financial Accounting Standards No. 123 (revised), Share-Based Payment, which we refer to as SFAS No. 123R, except that no estimates for forfeitures have been included. SFAS No. 123R requires that the fair value of all share-based payments to employees, including awards of employee stock options, be measured on their grant date and either recognized as expense in the income statement over the requisite service period or, if appropriate, capitalized and amortized. A discussion of the assumptions used to calculate compensation cost and our SFAS No. 123R transitional methodology are set forth in Note 1 (General — Stock-Based Compensation) and Note 7 (Stock-Based Compensation) to the Consolidated Financial Statements in our annual reports on Form 10-K for the fiscal years ended March 28, 2009 and March 29, 2008 and in Note 1 (Nature of Business and Summary of Significant Accounting Policies — Stock-Based Compensation) and Note 7 (Stock-Based Compensation) to the Consolidated Financial Statements in our annual report on Form 10-K for the fiscal year ended March 31, 2007.

(4)	Information regarding awards of restricted stock and stock options to our named executive officers in fiscal year 2009 is shown in the 2009 Grants of Plan-Based Awards table on page 22. The 2009 Grants of Plan-Based Awards table also shows the aggregate grant date fair value of the restricted stock and stock options granted during fiscal year 2009 as determined in accordance with SFAS No. 123R.

(5)	The amounts shown reflect payments made to the named executive officers on May 21, 2009 under our performance incentive plan for fiscal year 2009. For more information regarding our performance incentive plan, see “Performance-Based Incentive Plans” in the Compensation Discussion and Analysis on page 16.

(6)	The amounts shown in this column reflect amounts paid by us to or on behalf of each named executive officer as an automobile allowance, club membership allowance, company 401(k) matching contributions, health, dental and life insurance payments, and employee stock purchase plan deductions.

		Club			Employee Stock
	Automobile	Membership			Purchase Plan
	Allowance	Allowance	401(k) Match	Insurance	Deduction

Charles P. Hadeed	$13,356	$3,700	$6,901	$14,826	$1,114
John J. Zimmer	10,080	—	5,190	9,452	675
Jay F. Woychick	10,080	—	6,214	9,445	1,365
John P. Hennessy	10,080	—	5,257	9,529	—
Rainer Stellrecht	10,080	—	5,503	17,975	536

2009 Grants of Plan-Based Awards

The table below presents information regarding the grants of performance-based non-equity incentive compensation, restricted stock awards and stock options to our named executive officers during fiscal year 2009. There can be no assurance that the Grant Date Fair Values of awards described below will ever be realized by the named executive officers.

									All Other		Grant
									Option	Exercise	Date Fair
			Estimated Future Payouts			Estimated Future Payouts			Awards:	or Base	Value of
			Under Non-Equity Incentive			Under Equity Incentive Plan			Number of	Price of	Stock and
			Plan Awards (1)			Awards (2)			Securities	Option	Option
	Award	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Underlying	Awards	Awards
Name	Type	Date	($)	($)	($)	(#)	(#)	(#)	Options (#)(3)	($/Sh)	($)(4)

Charles P. Hadeed	Incentive Cash Bonus	5/05/08	—	$156,327	$234,491
	Performance-Based Restricted Stock	5/05/08				10,000	20,000	25,000			$67,500
John J. Zimmer	Incentive Cash Bonus	5/05/08	—	76,794	115,191
	Performance-Based Restricted Stock	5/05/08				3,000	6,000	7,500			20,250
Jay F. Woychick	Incentive Cash Bonus	5/05/08	—	71,817	107,726
	Performance-Based Restricted Stock	5/05/08				2,625	5,250	6,563			17,719
John P. Hennessy	Incentive Cash Bonus	5/05/08	—	77,071	115,607
	Performance-Based Restricted Stock					750	1,500	1,875			5,.063
	Stock Option	5/05/08							13,110	6.75	52,702
Rainer Stellrecht	Incentive Cash Bonus	5/05/08	—	62,662	93,993
	Performance-Based Restricted Stock	5/05/08				2,203	4,406	6,508			14,870
	Stock Option	5/05/08							4,370	6.75	17,567

(1)	The amounts shown in these columns reflect the incentive cash compensation amounts that potentially could have been earned during fiscal year 2009 based upon the achievement of company and individual goals under our performance incentive plan. The actual cash awards earned in fiscal year 2009 were paid on May 21, 2009 and are reported in the “Non-Equity Incentive Plan Compensation” column in the 2009 Summary Compensation Table on page 21. For more information regarding our performance incentive plan, see “Performance-Based Incentive Plans” in the Compensation Discussion and Analysis on page 16.

(2)	These restricted stock awards are performance-based and will vest after three years subject to our achieving specific cumulative fully-diluted EPS objectives over the three-year period ending in fiscal year 2011. At such time, the holders of the restricted stock will receive the percentage of their restricted stock award that corresponds to the level of cumulative EPS achieved. For more information on performance-based restricted stock awards, see “Long-Term Equity Incentive Compensation” in the Compensation Discussion and Analysis on page 17.

(3)	The amounts shown in this column reflect stock options granted under our 2003 Incentive Plan on May 5, 2008.

(4)	The amounts shown in this column are equal to the aggregate fair value of the restricted stock and stock option grants computed in accordance with SFAS No. 123R. A discussion of the assumptions used to calculate the grant date fair value is set forth in Note 1 (General — Stock-Based Compensation) and Note 7 (Stock-Based Compensation) to the Consolidated Financial Statements in our annual report on Form 10-K for the fiscal year ended March 28, 2009.

Annual Salaries and Payments under the Performance Incentive Plan as a Percent of Total Compensation

The table below presents the annual base salaries and payments under the performance incentive plan paid to each of our named executive officers as a percent of such named executive officer’s total compensation for fiscal year 2009:

Charles P. Hadeed	53%
John J. Zimmer	70%
Jay F. Woychick	72%
John P. Hennessy	79%
Rainer Stellrecht	69%

Outstanding Equity Awards at March 28, 2009

The table below presents information regarding the number of unexercised stock options and the number and value of unvested restricted stock awards as of March 28, 2009.

	Option Awards					Stock Awards
							Equity
						Equity	Incentive
						Incentive	Plan Awards:
						Plan Awards:	Market
						Number	or Payout
						of Unearned	Value of
	Number of	Number of				Shares,	Unearned
	Securities	Securities				Units or	Shares,
	Underlying	Underlying				Other	Units or Other
	Unexercised	Unexercised		Option	Option	Rights	Rights
	Options (#)	Options (#)		Exercise	Expiration	That Have	That Have
Name	Exercisable	Unexercisable		Price	Date	Not Vested (#)	Not Vested ($)

Charles P. Hadeed	20,000	—		$2.20	10/27/2013
	20,000	—		2.89	10/17/2014
	6,103	—		4.26	8/15/2015
	4,695	2,347	(1)	5.68	8/07/2016
	33,333	66,667	(2)	5.24	4/09/2017
	—	48,128	(3)	7.72	7/25/2017
						10,000 (7)	$49,000
John J. Zimmer	6,667	3,333	(1)	5.80	8/01/2016
	—	30,080	(3)	7.72	7/25/2017
						3,000 (7)	14,700
Jay F. Woychick	10,000	—		2.20	10/27/2013
	10,000	—		2.89	10/17/2014
	4,476	—		4.26	8/15/2015
	2,316	1,158	(1)	5.68	8/07/2016
	—	20,321	(3)	7.72	7/25/2017
						2,625 (7)	12,863
John P. Hennessy		10,000	(4)	6.00	1/29/2018
	—	13,110	(5)	6.75	5/05/2018
						750 (7)	3,675
Rainer Stellrecht	1,000	—		2.20	10/27/2013	—
	2,535	—		4.26	8/15/2015
	1,305	653	(1)	5.68	8/7/2016
	1,982	3,965	(6)	7.72	7/25/2017
	—	10,000	(3)	7.72	7/25/2017
		4,370	(5)	6.75	5/05/2018
						2,203 (7)	10,795

(1)	This option vests in August 2009.

(2)	This option vests in equal parts in April 2009 and April 2010.

(3)	This option vests 20% in July 2009, 20% in July 2010 and 60% in July 2011.

(4)	This option vests 20% in January 2010, 20% in January 2011 and 60% in January 2012.

(5)	This option vests 20% in May 2010, 20% in May 2011 and 60% in May 2012.

(6)	This option vests in equal parts in July 2008, July 2009 and July 2010.

(7)	These restricted stock awards are performance-based and will vest after three years subject to our achieving specific cumulative fully-diluted EPS objectives over the three-year period ending in fiscal year 2011. At such time, the holders of the restricted stock will receive the percentage of their restricted stock award that corresponds to the level of cumulative EPS achieved. For more information on performance-based restricted stock awards, see “Long-Term Equity Incentive Compensation” in the Compensation Discussion and Analysis on page 17.

2009 Option Exercises and Stock Vested

Our named executive officers did not exercise any stock options during fiscal year 2009. In addition, no shares of restricted stock held by our named executive officers vested during fiscal year 2009.

Change-in-Control Arrangements

We are a party to a change of control severance agreement, as amended, with Mr. Hadeed. This agreement is designed to promote Mr. Hadeed’s continuity with us.

A change of control occurs under Mr. Hadeed’s change of control severance agreement upon the occurrence of any of the following events: (i) any person or group acquires more than fifty percent of the total fair market value or total voting power of our outstanding common stock; (ii) any person or group acquires more than thirty-five percent of the total voting power of our outstanding common stock during a 12-month period; (iii) a majority of our directors are replaced during a 12-month period by directors that are not endorsed by the board of directors; or (iv) any person or group acquires forty percent or more of our total assets during a 12-month period.

Pursuant to this agreement, if a change in control of the company occurs and Mr. Hadeed’s employment is terminated for any reason (other than voluntary resignation, death, disability, or retirement, or termination by the company for certain reasons) during the period beginning with the agreement for or announcement of a proposed change in control and ending 24 months following the change in control, we would be required to continue to pay him his full salary and bonus and continue his benefits for a period of 24 months following the date of termination of employment, and all stock grants, stock options and similar arrangements would immediately vest.

Assuming Mr. Hadeed’s employment was terminated on a change in control as of March 28, 2009, he would be entitled to receive:

•	his annual base salary of $285,000 for 24 months;

•	his annual bonus at standard of $156,750 for 24 months;

•	the value of his annual benefits and allowances in the amount of $39,897 for 24 months;

•	the value of his unvested performance-based restricted stock award in the amount of $98,000, that being the target value based on the closing price of our common stock on March 28, 2009;

•	the income tax gross-up on his unvested performance-based restricted stock award in the amount of $68,600; and

•	the value of all unvested options, which would vest immediately. At March 28, 2009, the exercise price of each of Mr. Hadeed’s unvested options was less than the closing price of our common stock on March 28, 2009. Accordingly, there is no value attributed to these unvested options for purposes of this analysis.

In the aggregate, Mr. Hadeed would receive $1,129,894 under his change of control severance agreement over a two year period assuming he was terminated on March 28, 2009.

Director Compensation

Cash Compensation

Each non-employee director receives an annual cash retainer of $10,000 per year, $1,500 for attendance at each board meeting, and $500 for attendance at each committee meeting on which that director serves. The chairperson of our audit committee receives an additional annual fee of $5,000, and the chairperson of our compensation committee receives an additional annual fee of $2,500. Prior to May 5, 2008, our lead director received an additional annual fee of $10,000. On May 5, 2008, the compensation committee approved certain changes to director compensation, including our lead director’s compensation, that are discussed below. All fees are paid quarterly.

Mr. Bradley is also reimbursed for travel expenses for board and committee meetings he attends in person. During fiscal year 2009, the aggregate amount of such reimbursements received by Mr. Bradley was $5,456.

Equity Compensation

All warrants authorized for issuance under the Amended and Restated Directors’ Warrant Plan have been granted. Outstanding warrants continue to vest and are exercisable in accordance with the terms of the plan.

In August 2006, our shareholders approved an amendment to the 2003 Incentive Plan permitting directors to participate in this plan.

Effective May 5, 2008, (1) each current non-employee director is paid an annual cash payment of $13,200 in lieu of an annual stock option award at the board meeting following our annual meeting of shareholders; (2) the chairman of the board receives an annual retainer of $30,000 and the lead director receives an annual retainer of $20,000. Once it is determined that our chairman is independent pursuant to the independence standards of the Nasdaq Stock Market, the chairman will receive an annual retainer of $40,000 and the lead director will receive an annual retainer of $10,000. In addition, newly-elected non-employee directors will be eligible to receive an initial five-year stock option grant of 10,000 shares of common stock pursuant to the 2003 Incentive Plan that will vest immediately; however, 2,000 shares will expire each year if unexercised.

2009 Director Summary Compensation Table

The table below presents information regarding the compensation paid to our non-employee directors for their service during fiscal year 2009.

	Fees
	Earned or
	Paid	Option	All Other
Name	in Cash (1)	Awards (2)(3)	Compensation		Total

Francis R. Bradley	$32,700	$7,695	$5,456	(4)	$45,851
E. Lee Garelick (5)	2,834	7,695	—		10,529
Richard J. Harrison	37,700	7,695	—		45,395
Nancy D. Hessler	32,200	7,695	—		39,895
Paul D. Moore	32,700	7,695	—		40,395
Harvey J. Palmer	32,200	7,695	—		39,895
Alan H. Resnick	35,200	7,695	—		42,895
Carl E. Sassano (6)	46,700	94,035	14,787	(6)	155,522
John T. Smith	41,200	7,695	—		48,895

(1)	These amounts include all fees earned by the directors during fiscal year 2009, including their annual retainer and all committee and board meeting fees.

(2)	These amounts do not reflect the actual value realized by the director. The dollar values of the stock option awards and warrants shown in this column were calculated in accordance with SFAS No. 123R on the same basis as disclosed in footnote (3) to the 2009 Summary Compensation Table on page 21.

(3)	The table below presents the aggregate number of outstanding stock options and warrants (both vested and unvested) for each of our non-employee directors as of March 28, 2009:

	Stock Option
	Awards	Warrants

Francis R. Bradley	4,000	6,400
E. Lee Garelick	—	—
Richard J. Harrison	4,000	6,400
Nancy D. Hessler	4,000	10,400
Paul D. Moore	4,000	10,400
Harvey J. Palmer	4,000	8,400
Alan H. Resnick	4,000	6,400
Carl E. Sassano	79,858	—
John T. Smith	4,000	10,400

(4)	Mr. Bradley is reimbursed for travel expenses for board and committee meetings he attends in person.

(5)	Mr. Garelick resigned from the board of directors in May 2008.

(6)	Mr. Sassano served as our executive chairman of the board until May 2008. We have an arrangement with Mr. Sassano pursuant to which he provides and will continue to provide consulting services to us through February 2010 for $700 per month. As a retired officer, he also participates in the post-retirement health benefit plan for officers. For more information on this plan, see Post-Retirement Plans on page 18.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The table below shows certain information, as of July 20, 2009, regarding the only person known to us to be the record or beneficial owner of more than 5% of our common stock.

	Number of Shares	Percent
Name and Address	of Common Stock	of
of Beneficial Owner	Beneficially Owned	Class

Brown Advisory Holdings Incorporated 901 South Bond Street, Suite 400 Baltimore, MD 21231 (1)	3,029,702	41.0%

(1)	This information as to the beneficial ownership of shares of the company’s common stock is based on Amendment No. 9 to Schedule 13G dated as of December 31, 2008 filed jointly with the Securities and Exchange Commission by Brown Advisory Holdings Incorporated, in its capacity as a parent holding company and Brown Advisory Securities, LLC, and is based on 7,392,804 shares issued and outstanding. All of the shares shown are owned by clients of Brown Advisory Securities, LLC. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. Brown Advisory Holdings Incorporated and Brown Advisory Securities, LLC report shared dispositive power with respect to all 3,029,702 shares.

SECURITY OWNERSHIP OF MANAGEMENT

The table below shows certain information regarding shares of our common stock held by (1) each of our directors; (2) each of our named executive officers, as defined on page 13; and (3) all of our directors and executive officers as a group.

	Number of Shares	Percent
	of Common Stock	of
Name of Beneficial Owner	Beneficially Owned (1)	Class (1)

Directors
Francis R. Bradley (2)	35,103	—
Charles P. Hadeed (3)	222,258	3.0%
Richard J. Harrison (4)	25,080	—
Nancy D. Hessler (5)	43,784	—
Paul D. Moore (5)	47,878	—
Harvey J. Palmer (6)	85,993	1.2
Alan H. Resnick (4)	19,080	—
Carl E. Sassano (7)	252,654	3.4
John T. Smith (8)	34,696	—
Named Executive Officers
John P. Hennessy (9)	1,678	—
Rainer Stellrecht (10)	28,877	—
Jay F. Woychick (11)	73,999	1.0
John J. Zimmer (12)	30,807	—
All directors and executive officers as a group (16 persons) (13)	1,203,218	15.6

(1)	As reported by such persons as of July 20, 2009, with percentages based on 7,392,804 shares issued and outstanding except where the person has the right to receive shares within the next 60 days (as indicated in the other footnotes to this table), which would increase the number of shares owned by such person and the number of shares outstanding. Under the rules of the Securities and Exchange Commission, “beneficial ownership” is deemed to include shares for which an individual, directly or indirectly, has or shares voting or dispositive power, whether or not they are held for the individual’s benefit, and includes shares that may be acquired within 60 days, including, but not limited to, the right to acquire shares by the exercise of options or warrants. Shares that may be acquired within 60 days are referred to in the footnotes to this table as “presently exercisable options” or “presently exercisable warrants.” Unless otherwise indicated in the other footnotes to this table, each shareholder named in the table has sole voting and investment power with respect to the all of the shares shown as owned by the shareholder. We have omitted percentages of less than 1% from the table.

(2)	The amount shown includes (i) presently exercisable warrants to purchase 6,400 shares; (ii) a presently exercisable option to purchase 2,680 shares; and (iii) 1,897 shares previously awarded under our Amended and Restated Directors’ Stock Plan but deferred. All of these deferred shares will be issued to Mr. Bradley at such time and in accordance with the terms of his prior election.

(3)	Mr. Hadeed, who is listed in the table under “Directors,” is also a named executive officer. The amount shown includes presently exercisable options to purchase 129,437 shares and excludes performance-based restricted stock awards of 20,000 shares and 33,506 shares, respectively.

(4)	The amount shown includes (i) presently exercisable warrants to purchase 6,400 shares; and (ii) a presently exercisable option to purchase 2,680 shares.

(5)	The amount shown includes (i) presently exercisable warrants to purchase 10,400 shares; and (ii) a presently exercisable option to purchase 2,680 shares.

(6)	The amount shown includes (i) presently exercisable warrants to purchase 8,400 shares; and (ii) a presently exercisable option to purchase 2,680 shares.

(7)	The amount shown includes presently exercisable options to purchase 31,730 shares.

(8)	The amount shown includes (i) 12,150 shares held jointly by Mr. Smith and his wife; (ii) presently exercisable warrants to purchase 10,400 shares; and (iii) a presently exercisable option to purchase 2,680 shares.

(9)	The amount shown excludes performance-based restricted stock awards of 1,500 shares and 4,798 shares, respectively.

(10)	The amount shown includes presently exercisable options to purchase 11,457 shares and excludes performance-based restricted stock awards of 4,406 shares and 7,144 shares, respectively.

(11)	The amount shown includes presently exercisable options to purchase 32,014 shares and excludes performance-based restricted stock awards of 5,250 shares and 7,566 shares, respectively.

(12)	The amount shown includes presently exercisable options to purchase 16,016 shares and excludes performance-based restricted stock awards of 6,000 shares and 6,485 shares, respectively.

(13)	The amount shown includes presently exercisable options and warrants to purchase 339,308 shares and 1,897 shares previously awarded under our Amended and Restated Directors’ Stock Plan but deferred.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers and greater-than-10% shareholders to file with the Securities and Exchange Commission reports of ownership and changes in ownership regarding their holdings of company securities. For purposes of Section 16(a), our “officers” currently consist of Mr. Hadeed and Mr. Zimmer.

During fiscal year 2009, all of our directors and officers complied in a timely manner with the filing requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, except for Mr. Bradley, Ms. Hessler, Mr. Moore, Dr. Palmer and Mr. Smith who each filed one late report disclosing one transaction, and Mr. Sassano, who filed three late reports each disclosing one transaction. In making this statement, we have relied on the written representations of our directors and officers, and copies of the reports that they have filed with the Securities and Exchange Commission.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Review, Approval or Ratification of Related Person Transactions

Our board of directors has adopted a written policy for transactions with related persons. Pursuant to the policy, the audit committee reviews and, when appropriate, approves any relationships or transactions in which the company and our directors and executive officers or their immediate family members are participants. Existing related party transactions, if any, are reviewed at least annually by the audit committee. Any director with an interest in a related party transaction is expected to recuse him or herself from any consideration of the matter.

During its review of such relationships and transactions, the audit committee considers (1) the nature of the related person’s interest in the transaction; (2) the material terms of the transaction, including the amount and type of transaction; (3) the importance of the transaction to the related person and to the company; (4) whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the company; and (5) any other matters the committee deems appropriate.

In addition, to the extent that the transaction involves an independent director, consideration is also given, as applicable, to the listing standards of the Nasdaq Stock Market and other relevant rules related to independence.

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Proposals Submitted for Inclusion in Our Proxy Materials

We will include in our proxy materials for the 2010 annual meeting of shareholders, shareholder proposals that comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Among other things, Rule 14a-8 requires that we receive such proposals no later than 120 days prior to the one-year anniversary of this proxy statement. Thus, for the 2010 annual meeting of shareholders, we must receive shareholder proposals submitted for inclusion in our proxy materials no later than March 26, 2010. We will not include in our proxy materials shareholder proposals received after this date. Shareholder proposals submitted for inclusion in our proxy materials should be mailed to the following address: Transcat, Inc., 35 Vantage Point Drive, Rochester, New York 14624, Attention: Corporate Secretary.

Proposals Not Submitted for Inclusion in Our Proxy Materials

Shareholder proposals that are not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, as described above, may be brought before the 2010 annual meeting of shareholders in accordance with Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended. Pursuant to Rule 14a-4(c), we must receive such proposals no later than 45 days prior to the one-year anniversary of this proxy statement. Thus, for the 2010 annual meeting of shareholders, we must receive shareholder proposals that are not submitted for inclusion in our proxy materials no later than June 9, 2010. In accordance with Rules 14a-4(c) and 14a-8, we will not permit shareholder proposals that do not comply with the foregoing notice requirement to be brought before the 2010 annual meeting of shareholders. Shareholder proposals that are not submitted for inclusion in our proxy statement should be mailed to the following address: Transcat, Inc., 35 Vantage Point Drive, Rochester, New York 14624, Attention: Corporate Secretary.

OTHER MATTERS

As of the date of this proxy statement, the board of directors does not know of any other matters that are to be presented for action at the annual meeting. Should any other matter come before the annual meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Charles P. Hadeed
President, Chief Executive Officer
and Chief Operating Officer

Rochester, New York
July 24, 2009

c/o National City Bank Shareholder Services Operations Locator 5352 P. O. Box 94509 Cleveland, OH 44101-4509
YOUR VOTE IS IMPORTANT
Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE HELD ON SEPTEMBER 15, 2009
The proxy statement and annual report to security holders are available at viewmaterial.com/trns.
For directions on how to attend the annual meeting and vote in person, see the “Revocability of Proxies”
and “Voting; Cumulative Voting” sections of the proxy statement that accompanies this proxy card.
ê   Please fold and detach card at perforation before mailing.   ê

(Continued from other side)
•	This proxy is solicited on behalf of our board of directors.

•	This proxy will be voted as specified by you, and it revokes any prior proxy given by you.

•
Unless you withhold authority to vote for one or more of the nominees according to the instructions on the reverse side of this proxy, your signed proxy will be voted FOR the election of the three nominees for directors listed on the reverse side of this proxy and described in the accompanying proxy statement.

•	Unless you specify otherwise, your signed proxy will be voted FOR the other proposal listed on the reverse side of this proxy and described in the accompanying proxy statement.

•	You acknowledge receipt with this proxy of a copy of the notice of annual meeting and proxy statement dated July 24, 2009, describing more fully the proposals listed in this proxy.

Dated: , 2009

Signature(s) of shareholder(s)

Please date and sign name exactly as it appears on this proxy. Executors, administrators, trustees, etc. should so indicate when signing. If the shareholder is a corporation, the full corporate name should be inserted and the proxy signed by an officer of the corporation, indicating his or her title.

ê   Please fold and detach card at perforation before mailing.   ê

TRANSCAT, INC.

The undersigned appoints CARL E. SASSANO and CHARLES P. HADEED, and each of them, as proxies for the undersigned, with full power of substitution, to vote all shares of the common stock of TRANSCAT, INC. owned by the undersigned at the annual meeting of shareholders to be held at our corporate headquarters, which are located at 35 Vantage Point Drive, Rochester, New York 14624, on Tuesday, September 15, 2009 at 12:00 noon, local time, and at any adjournments of such annual meeting, reserving to such proxies the right to vote such shares cumulatively to elect the maximum number of director nominees, as follows:
1.	Election of Directors

❑	FOR all nominees listed below	❑ WITHHOLD AUTHORITY to vote for all nominees listed below
(except as marked to the contrary)
          Instructions: To withhold authority to vote for any individual nominee, please strike a line throught the nominee’s name.
Francis R. Bradley               Alan H. Resnick               Carl E. Sassano
2.	Proposal to ratify the selection of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending March 27, 2010.
❑   FOR                     ❑   AGAINST                     ❑   ABSTAIN
3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting.
(Continued and to be signed, on reverse side)